As filed on June 23, 1999                            Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             ABERCROMBIE & FITCH CO.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       31-1469076
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

               Four Limited Parkway East, Reynoldsburg, Ohio 43068
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

    ABERCROMBIE & FITCH CO. 1996 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
    ------------------------------------------------------------------------
                         (1998 RESTATEMENT), AS AMENDED
                         ------------------------------
                            (Full Title of the Plan)

SETH R. JOHNSON                              Copy to:
Vice President - Chief Financial Officer     Elizabeth Turrell Farrar, Esq.
Abercrombie & Fitch Co.                      Vorys, Sater, Seymour and Pease LLP
Four Limited Parkway East                    52 East Gay Street, P.O. Box 1008
Reynoldsburg, Ohio  43068                    Columbus, Ohio  43216-1008


---------------------------------------
(Name and Address of Agent for Service)


                                 (614) 577-6500
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

                                     CALCULATION OF REGISTRATION FEE
======================= ================== ==================== ==================== ==================
                                             Proposed Maximum     Proposed Maximum
  Title of Securities      Amount to be     Offering Price Per   Aggregate Offering     Amount of
  to be Registered(1)       Registered           Share(2)             Price(2)        Registration Fee
----------------------- ------------------ -------------------- -------------------- ------------------
Class A Common  Stock,   5,000,000 shares       $44.9375            $224,687,500         $62,464
$.01 par value
======================= ================== ==================== ==================== ==================

         (1)This Registration Statement also covers related Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which evidence the right to purchase under certain conditions, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, $1 par value. Registrant is required to deliver .50 Right, subject to adjustment, with each share of Class A Common Stock that becomes outstanding until the "distribution date" for the Rights, at which date the Rights will commence trading separately from the shares of Class A Common Stock.

         (2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of June 21, 1999.

                                   ----------

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended January 30, 1999.

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 1, 1999.

          (c) The description of the Registrant's Class A Common Stock, $.01 par value, set forth in the Registrant's Amendment No. 2 to Registration Statement on Form S-1, filed with the Commission on August 28, 1996 and incorporated by reference in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1996.

          (d) The description of the Registrant's Series A Participating Cumulative Preferred Stock Purchase Rights set forth in the Registrant's Amendment No. 1 to Form 8-A dated April 23, 1999, filed with the Commission on April 26, 1999, amending the Registrant's Registration Statement on Form 8-A dated July 21, 1998, filed with the Commission on July 21, 1998.

         All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement), as amended, have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         The validity of the issuance of the shares of Class A Common Stock of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. Russell M. Gertmenian, a director of the Registrant, is a partner in such firm. As of June 10, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of 1,026.03 shares of Class A Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

         The information included in Item 6 of the Registrant's Registration Statement on Form S-8 filed with the Commission on November 12, 1996 (Registration No. 333-15945) is incorporated herein by reference.

         In addition, Section 3.5 of the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement), as amended (the "Plan"), provides for indemnification by the Registrant of each member of the Committee which administers the Plan to the extent permitted by applicable law and to the extent provided in the Registrant's Certificate of Incorporation and Bylaws, as amended from time to time.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

         Not applicable.

Item 8.  Exhibits.
-------  ---------

         See Exhibit Index on page 6.

Item 9.  Undertakings.
-------  -------------

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on June 22, 1999.

                             ABERCROMBIE & FITCH CO.



                             By /s/ Seth R. Johnson
                                ------------------------------------------
                                Seth R. Johnson,
                                Vice President - Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on June 22, 1999.

Signature                                      Title
---------                                      -----
            *                                  Chairman of the Board and
-----------------------------                  Chief Executive Officer
Michael S. Jeffries                            (Principal Executive Officer)


/s/ Seth R. Johnson                            Vice President - Chief Financial
-----------------------------                  Officer and Director (Principal
Seth R. Johnson                                Financial and Accounting Officer)


            *                                  Director
-----------------------------
George Foos


            *                                  Director
-----------------------------
Russell M. Gertmenian


            *                                  Director
-----------------------------
John A. Golden


            *                                  Director
-----------------------------
John W. Kessler


            *                                  Director
-----------------------------
Sam N. Shahid, Jr.


----------
         *Seth R. Johnson, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                   By  /s/ Seth R. Johnson
                                       ---------------------------
                                        Seth R. Johnson,
                                        Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

                  The following exhibits are filed as part of this Registration
Statement:

Exhibit No.       Description
-----------       -----------

      4.1 Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996.

      4.2 Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on July 21, 1998, incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

      4.3         Form of Bylaws of the Registrant incorporated by reference to
                  Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996.

      4.4 Rights Agreement dated as of July 16, 1998 between Abercrombie & Fitch Co. and First Chicago Trust Company of New York, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 21, 1998.

      4.5 Amendment No. 1 to Rights Agreement dated as of April 21, 1999 between Abercrombie & Fitch Co. and First Chicago Trust Company of New York, incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to Form 8-A dated April 23, 1999.

       5.1        Legal opinion of Vorys, Sater, Seymour and Pease LLP.

      10.1 Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement) [Reflects amendments through May 20, 1999 and two-for-one stock split distributed June 15, 1999 to stockholders of record on May 25, 1999]

      15.1 Letter of PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Statements.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of Vorys, Sater, Seymour and Pease LLP (included in the opinion filed as Exhibit 5.1).

      24.1        Power of Attorney.

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